                              CONSULTING AGREEMENT

                                                                   EXHIBIT 10.28

This Agreement is entered into as of this 16th day of September, 1998, between ADIS International Ltd ("ADIS"), a New Zealand corporation, with offices located at 41 Centorian Drive, Mairangi Bay Auckland New Zealand and MPOWER Solutions Incorporated, Suite 540, 6400 South Fiddlers Green, Englewood, CO. 80111. ("Consultant").

1. Independent Consultant. Subject to the terms and conditions of this Agreement ADIS hereby engages Consultant as an independent consultant to perform the services set forth herein, and Consultant hereby accepts such engagement.

2. Duties, Term, and Compensation. The duties, term of engagement, and compensation of Consultant are described in Exhibit A hereof, which may be amended in writing from time to time, and which is hereby incorporated by reference.

3. Written Reports. The full results of Consultant's services shall be submitted to ADIS in a confidential written report at such time and in such form, setting forth such information and data as is reasonably requested by ADIS.

4. Inventions. Any and all inventions, discoveries, development improvements, and innovations including the programming code conceived by Consultant during this engagement relative to the duties under this Agreement shall be the exclusive property of ADIS; and Consultant hereby assigns all right, title, and interest in the same to ADIS. Any and all inventions, discoveries, developments, and innovations conceived by the Consultant prior to the term of this Agreement and utilized by the Consultant in rendering Consultant's duties to ADIS are hereby licensed to ADIS for use in its operations and for a perpetual duration. This license is nonexclusive, and may be assigned by ADIS only to a wholly-owned subsidiary of ADIS.

5. Confidentiality. Consultant acknowledges that during Consultant's engagement Consultant shall have access to and become acquainted with various trade secrets, inventions, innovations, processes, compilations of information, records, and specifications owned or licensed by ADIS and/or used by ADIS in connection with the operation of its business including, without limitation, ADIS's business and product processes, methods, customer lists, accounts, procedures, and source material. Consultant agrees not to disclose any of the aforesaid, directly or indirectly, or use any of them in any manner, either during the term of this Agreement or at any time thereafter, except as required in the course of his/her engagement with ADIS. All files, records, documents, specifications, information, letters, notes, notebooks, and similar items relating to the business of ADIS whether prepared by Consultant or otherwise coming into Consultant's possession shall remain the exclusive property of ADIS. Consultant shall not make or retain any copies of the foregoing. Upon the expiration or earlier termination of this Agreement, or whenever requested by ADIS, Consultant shall immediately deliver to ADIS all such files, records, documents, specifications, information, and other items in Consultant's possession or under Consultant's control. Consultant further agrees not to disclose Consultant's retention as an independent consultant or the terms of this Agreement to any person without the prior written consent of ADIS and shall at all times preserve the confidential nature of Consultant's relationship to ADIS and of Consultant's service hereunder.

     ADIS acknowledges that during Consultant's engagement ADIS may have access to and become acquainted with various trade secrets, inventions, processes, and innovations owned or licensed by Consultant. Subject to the following conditions having been met, ADIS agrees not to disclose any of the aforesaid, directly or indirectly, or use them in any manner, either during the term of this Agreement or at any time thereafter, except for purposes of carrying out the provisions of this Agreement:

     1. Consultant shall identify in a reasonably detailed writing the nature of the confidential information proposed to be disclosed to ADIS; and
     2. ADIS shall also mutually agree in writing that any proposed confidential information shall be treated as confidential, which agreement shall not be unreasonably denied; and
     3. Any disclosure of Consultant's confidential information shall not be construed as to place any restriction or limitation whatsoever on ADIS's use of the deliverables as are specified within Exhibit A, attached hereto.

     Neither party shall have any obligation with respect to any item of confidential information: (1) known prior to the receipt from the disclosing party as evidenced by written records; (2) which is or becomes known publicly through no fault of the receiving party and without breach of this agreement;
(3) which is independently developed by either party; or (4) which otherwise becomes available to the receiving party through legal sources. The receiving party may produce or disclose the disclosing party's confidential information pursuant to, and to the extent required by applicable law, regulation or court order, provided that the receiving party has notified the disclosing party prior to such required disclosure and has given the disclosing party an opportunity to contest such required disclosure and to obtain a protective order.

6. Conflict of Interest. Consultant represents that Consultant is free to enter into this Agreement, and that this engagement does not violate the terms of any agreement between Consultant and any third party. Further, Consultant, in rendering duties, shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which Consultant does not have a proprietary interest.

     During the term of this Agreement, Consultant shall devote as much time, energy and abilities to the performance of the duties hereunder as is necessary to perform such duties in a timely and productive manner.

     For a period of eighteen months following any termination, Consultant shall not, directly or indirectly, hire, solicit, or encourage to leave the employment of ADIS, any employee or consultant of ADIS or hire any such employee or consultant who has left ADIS's employment or consultation within six months of such employment or consultation.

7. Right to Injunction. The parties hereto acknowledge that the services to be rendered by Consultant under this Agreement and the rights and privileges granted to ADIS under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated by damages in any action at law, and the breach by Consultant of any of the provisions of this Agreement will cause ADIS irreparable injury and damage. Consultant expressly agrees that ADIS shall be entitled to injunctive and other equitable relief in the event of, or to prevent, a breach of any provision of this Agreement by Consultant. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which ADIS may have for damages or otherwise. The various rights and remedies of ADIS under this Agreement or otherwise shall be construed to be cumulative, and no one of them shall be exclusive of any other or of any right or remedy allowed by law.

8. Merger. This Agreement shall not be terminated by the merger or consolidation of ADIS into or with any other entity.

9. Termination. ADIS may terminate this Agreement at anytime by 30 days written notice to Consultant. In addition, if Consultant is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of ADIS, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of the Agreement, ADIS at any time may terminate this Agreement upon prior written notice to Consultant.

10. Independent Contractor. This Agreement shall not constitute Consultant as employee, partner, agent of, or joint venturer with ADIS for any purpose. Consultant is and will remain, as far as the relationship with ADIS is concerned, an independent contractor. ADIS shall not be responsible for withholding taxes with respect to Consultant's compensation hereunder. Consultant shall have no claim against ADIS hereunder or otherwise for vacation pay, sick leave, retirement, benefits, social security, workmen's compensation, disability, or unemployment insurance benefits or employee benefits of any kind.

11. Successors and Assigns. All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, if any, successors, and assigns.

12. Choice of Law. The laws of the State of Colorado shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

13. Arbitration. Any controversies arising out of the terms of this Agreement or its interpretation shall be settled by arbitration in Chicago in accordance with the rules of the American Arbitration Association, and the judgment upon award may be entered in any court having jurisdiction thereof.

14. Headings. Section headings are not to be considered a part of this Agreement and are not intended to be a full and accurate description of the contents hereof.

15. Waiver. Waiver by one party hereto of breach of any provision of this Agreement by the other shall not operate or be construed as a continuing waiver.

16. Assignment. Consultant shall not assign any of the rights under this Agreement, or delegate the performance of any of the duties hereunder, without the prior written consent of ADIS.

17. Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

       If to Consultant:    MPOWER Solutions Inc.
                            Suite 540
                            6400 South Fiddlers Green
                            Englewood
                            CO. 80111
                            Attn: Lorine Sweeney

       If to ADIS:          ADIS Incorporated
                            41 Centorian Drive
                            Mairangi Bay
                            Auckland
                            New Zealand
                            Attn: John Henderson,
                            Director Healthcare Information Systems


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
     Any party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

18. Modification or Amendment. No amendment, change, or modification of this Agreement shall be valid unless in writing signed by the parties hereto.

19. Entire Understanding. This document and the Exhibit attached constitute the entire understanding and agreement of the parties, and any and all prior agreements, understandings and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

20. Unenforceability of Provisions. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of the Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first written above.

ADIS International Ltd.                 MPOWER Solutions Inc.


By: /s/ JOHN HENDERSON                  By: /s/ LORINE SWEENEY
   --------------------------------         ------------------------------------
   John Henderson                           Lorine Sweeney
   Title: Director Healthcare               Title: President
          Information Systems

dated: 16th Sept. 1998                  dated: 9/16/98
       ----------------------------            ---------------------------------

EXHIBIT A

CLINASSIST MARKET RESEARCH AND MARKET DEVELOPMENT PROJECT

SCOPE: To identify and recruit appropriate healthcare professionals, develop structured discussion plan and conduct and report on, 2 focus groups to validate the content, delivery and commercial assumptions of the ClinASSIST Project as described in the attached New Product Development Proposal.

ASSUMPTIONS:

     TARGET HEALTHCARE PROFESSIONALS

     The target healthcare professionals for this project are as follows:

     Clinicians: Hospital ward based junior staff, Hospital based ward nursing staff, ambulatory care physicians.

     Commercial: Hospital administrators, COOs, CFOs, CIOs, GPOs and government purchasers.

     CLINASSIST CONTENT: It is assumed that a focus group of target clinicians will be shown the demonstration versions of ClinASSIST and then lead through a structured discussion to yield the following information:

     - Appropriateness and value of the core knowledge concept of providing drug and disease information which has been made specific to some pre-identified patient characteristics.

     - Appropriateness of the core assumption that this resource would provide 80% of the information which non-super-specialist practising clinicians require.

     - The appropriateness of the broad disease subject headings i.e. does the product provide the right type of information on diseases?

     - The appropriateness of the broad drug subject headings i.e. does the product provide the right type of information on drugs?

     - The appropriateness and value of the pre-defined patient characteristics for both diseases and drugs.

     - Within each demonstrated disease or drug topic area the following:

          - The relevance of the data to non-super specialist practising clinicians.

          - The style of presentation i.e. is it succinct enough?, does it convey the information quickly enough?

          - The extent of the data, is it too short, too long?

          o Agreement with the actual data? Does it appear valid, are there disagreements with the data.

          o The amount of 'drill-down' data provided. Is it enough should there be more and if so what and how much.


     CLINASSIST DELIVERY AND FORMAT CONCEPT: It is assumed that;

     1. A focus group of target clinicians will be shown the demonstration versions of ClinASSIST and then lead through a structured discussion to yield the following information;

     o The overall reaction to the product in terms of physical presentation such as layout, type sizes, colours,

     o The appropriateness of the navigation design from the initial screen offering disease or drug information, the understanding of where within the product the users is, clarity of understanding the context of the data provided, i.e. patient characteristics that are applying.

     o    Speed and ease of use

     2. A focus group of target hospital administrators/IS or IT personnel will be shown the demonstration versions of ClinASSIST and then lead through a structured discussion to yield the following information;

     o The appropriateness of the overall Intranet concept, the use of IE 4 or Netscape 4 as browser

     o    The practicality of delivery to all workstations within an institution

     ClinASSIST COMMERCIAL CONCEPT: It is assumed that a group of hospital administrators/CFO/COOs, government purchasers would be shown the product demonstration and sales plan and through structured discussion yield the following information;

     o The overall perceived value to the institution of providing the product to all clinicians within the institution

     o Degree of identification with the problems of inappropriate drug utilisation, drug missadventure, and quality (HEDIS) reminders/actions

     o The perceived differences with existing drug and disease information resources

     o The existence or otherwise of budgets for resources targeted to clinicians as opposed to pharmacy departments

     o The positioning of the product as a $[*] per institution unlimited user resource

* Confidential Treatment Requested

MARKETING PLAN: It is assumed that the marketing plan development phase would closely review the assumption in the attached New Product Development Proposal and correct, adjust and supplement this document.

DELIVERABLES: The deliverables are in order;

     o Recruitment plan and participant lists
     o Structured discussion guide for each element
     o Meeting planning and logistics
     o Moderation of the discussion and recording
     o Focus group report
     o Marketing plan

Adis will review approve and provide comments on the deliverables

PEOPLE

MPower will provide Clinical and Marketing Specialists (Mark Rangell, Patrice Light and Bill Doutre) to develop and direct and manage the project plus marketing and administration support from Julianne Desmond and Jennifer Engelhardt.

Adis will provide key editorial personnel to attend the focus groups as observers and for discussion with the participants following the structured discussion.

PROJECT COSTS, PAYMENT AND ACCOUNTING

The project has been scoped and costed on an hourly charge basis according to the attached spread sheets.

Adis will pay in stage payments each of one third, at commencement of the project, at the time of the focus meetings and on receipt of the report and marketing plan.

Adis would provide payment in advance for the third party 'out of pocket' expenses for the meetings, this payment to be accounted for by invoices.

OTHER ASSUMPTIONS

     o Project completion is expected to be [*].


* Confidential Treatment Requested


                                                 ClinAssist Market Research/Launch Plan
                                                 Budget Detail

Direct Research

                                                                                       Target Group
                                                                                           Size
                                                                                       ------------

Functional/Clinical Validation     Focus Group 1: Senior Clinical Decision Makers          5-7
                                   Nursing Dept Heads, Case Mgmt Directors
                                   Medical Directors (inpatient/ambulatory)

                                   Focus Group 2: Functional Clinical Providers            5-7
                                   Hospital ward-based junior staff, nursing staff
                                   Ambulatory care physicians

Cost/Benefit Validation            Focus Group 3: Commercial                                5
                                   Hospital Administrators/CFOs/COOs, GPOs
                                   Medical Group Mgrs, Govt Purchasers


                                                                      $ Per                 $ Per
                                                                     Attendee  # Attendees  Attendee
                                                                     --------  -----------  --------
Group 1                            Airfare                            $  [*]
                                   Lodging (1 night)                  $  [*]
                                   Transportation                     $  [*]
                                   Dinner (night before)              $  [*]
                                   Breakfast                          $  [*]
                                   Materials/Misc.                    $  [*]
                                   Stipend                            $  [*]
                                                                      ------
                                   Subtotal                           $  [*]        6      $ [*]


Group 2 - All locally based        Airfare                            $  [*]
                                   Lodging (1 night)                  $  [*]
                                   Transportation                     $  [*]
                                   Lunch                              $  [*]
                                   Materials/Misc.                    $  [*]
                                   Stipend                            $  [*]
                                                                      ------
                                   Subtotal                           $  [*]        6      $ [*]


Group 3                            Airfare                            $  [*]
                                   Lodging (1 night)                  $  [*]
                                   Transportation                     $  [*]
                                   Dinner (night before)              $  [*]
                                   Breakfast                          $  [*]
                                   Materials/Misc.                    $  [*]
                                   Stipend                            $  [*]
                                                                      ------
                                   Subtotal                           $  [*]        5      $ [*]


Total Group Related Expenses                                                               $ [*]

Other Expenses                     Conf Center Rental (2 days)        $  [*]        2      $ [*]

                                   Subtotal Direct Cost                                    $ [*]

                                   Management Fees*                                        $ [*]

                                   Subtotal Direct Research                                $ [*]

Marketing Plan Development

                                   Management Fees*                                        $ [*]
                                   Subtotal Marketing Plan Dev.                            $ [*]

Total                                                                                      $ [*]


*See detail in following worksheet (Hours and Rates)

*Confidential Treatment Requested


9/22/98                                                                   Page 1

                                                                                                      CLINICAL
     PROJECT         KEY MILESTONES                    EST. START    EST. HOURS    EXEC MGMT(2)    DIR(2)    MKTG MGR    ADMIN
     -------         --------------                    ----------    ----------    ------------   --------   --------    -----
Direct Research
 (Focus Groups)

Functional/Clinical
 Validation          Identity/Recruit Panel                            [*]         [*]             [*]        [*]         [*]
                     Develop Research Scope
                     Pre-test
                     Meeting/Logistics Planning
                     Conduct Session
                     Prepare/Deliver Recap Document

                     Subtotal

Cost/Benefit
 Validation          Identify/Recruit Panel
                     Develop Research Scope
                     Pre-test
                     Meeting/Logistics Planning
                     Conduct Session
                     Prepare/Deliver Recap Document

                     Subtotal

Marketing Plan
 Development         Market Analysis
                     Competitive Review
                     Pricing Plan
                     Product Development Timetable
                     Marketing/Sales/Distribution Plan
                     Budgets/Financials
                     Final Document Preparation

                     Subtotal

Total Hours

Avg Hourly Rates

Subtotal - Direct
 Research
Subtotal - Marketing
 Plan Dev.

Total

* Confidential Treatment Requested

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